UNITED STATES SECURITIES AND EXCHANGE
                           COMMISSION
                     WASHINGTON, D.C. 20549

                            FORM 8-K

                         CURRENT REPORT

        PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES
                      EXCHANGE ACT OF 1934

                    DATE OF REPORT: September 26, 2000
                   (Date of the earliest event reported)



                Commission File Number 333-88577
                NORTHERN BORDER PIPELINE COMPANY
     (Exact name of registrant as specified in its charter)


            Texas                           74-2684967
(State or other jurisdiction of    (I.R.S. Employer Identification
incorporation or organization)               Number)



   1111 South 103rd Street
       Omaha, Nebraska                      68124-1000
(Address of principal executive             (Zip code)
           offices)


                       (402) 398-7700
    (Registrant's telephone number, including area code)






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                NORTHERN BORDER PIPELINE COMPANY


ITEM 5.  Other Events

     On September 26, 2000, Northern Border Pipeline filed a stipulation and agreement that documents the settlement of its pending rate case. The settlement was reached between Northern Border Pipeline, the majority of its customers and the FERC staff and will become effective if and when approved by the FERC. We anticipate the FERC will act on the settlement in the first quarter of 2001.

     Among the key provisions of the proposed settlement is the conversion of Northern Border Pipeline's form of tariff from cost of service to stated rates based on a straight- fixed variable rate design. Under the existing cost of service tariff, firm transportation shippers contract to pay for a proportionate share of the pipeline's cost of service. If the proposed settlement is approved, shippers will pay stated transportation rates. Under the straight fixed- variable rate design, approximately 98% of the payments are attributable to demand charges, based upon contracted capacity, and 2% to commodity charges based on the volumes of gas actually transported on the system. On a per unit basis, the rates under the new tariff are approximately equal to the previous level. As of June 30, 2000, Northern Border Pipeline had a reserve for rate refunds of $16.1 million, which substantially reflects the terms of the settlement.

     In the proposed settlement, Northern Border Pipeline, through November 1, 2003, must credit to its firm customers half of all revenues received from interruptible transportation services and firm backhaul transportation services, and thereafter it will be permitted to retain all of such revenues. The proposed settlement provides for an annual depreciation rate on transmission plant in service of 2.25% and resolves outstanding issues relating to The Chicago Project, with all of the construction cost of The Chicago Project remaining in its rate base. Under the proposed settlement, Northern Border Pipeline will continue to have "rolled-in rates" resulting in uniform, system-wide mileage based rates. The proposed settlement provides that neither Northern Border Pipeline nor its existing customers can seek rate changes until November 1, 2005, at which time Northern Border Pipeline must file a new rate case. Northern Border Pipeline will not be permitted to increase rates if its costs increase, nor will it be required to reduce rates based on cost savings. Its earnings and cashflow will depend on its future costs, contracted capacity, the volumes of gas transported and its ability to recontract capacity at acceptable rates.



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                           SIGNATURES


   Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                              NORTHERN BORDER PIPELINE COMPANY
                              (A Texas General Partnership)

Date:  October 3, 2000        By: JERRY L. PETERS
                                  Jerry L. Peters
                                  Vice President, Finance and
                                   Treasurer


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